Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 23, 2017, in Amendment No. 2 to the Registration Statement (Form S-11 No. 333-214130) and related Prospectus of Rodin Global Property Trust, Inc. for the registration of $1,250,000,000 in shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

March 21, 2017